SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

April 14, 2010

CENTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of Principal Executive Offices) (Zip Code)

(213) 251-2222

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

At a meeting on April 14, 2010, Center Financial Corporation (the “Company”), as a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors, decided that it would not retain Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. At the same meeting, the Audit Committee selected the accounting firm of KPMG LLP (“KPMG”) as the independent auditor for the Company’s 2010 fiscal year. The Company filed a report on Form 8-K concerning these events on April 20, 2010 (the “Original 8-K”). In that filing, the Company indicated that Grant Thornton would continue in this capacity until subsequent to the filing of our Form 10-Q with the SEC for the quarter ended March 31, 2010.

On April 30, 2010, the Company filed its Form 10-Q for the quarter ended March 31, 2010 and therefore, Grant Thornton is no longer the Company’s independent auditor.

In the two fiscal years ended December 31, 2009 and 2008, and from January 1, 2010 to the date of this report, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except as set forth below:

In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which the Company filed with the Securities and Exchange Commission on March 30, 2009, Management’s Report on the Internal Control over Financial Reporting stated, as of December 31, 2008, that the Company did not maintain effective internal control over financial reporting, due to an internal control deficiency that constituted a “material weakness,” based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The weakness concerned controls over the preparation and review of the Company’s allowance for loan losses. Specifically, the Company did not maintain effective internal controls over the review process on historical risk factors to reflect directional consistency in current loan loss provision. This control deficiency resulted in an increase in the Company’s allowance for loan losses and loan loss provision as of and for the year ended December 31, 2008. Accordingly, management determined that this control deficiency constitutes a material weakness in internal control over financial reporting as of December 31, 2008. The material weakness was remediated prior to December 31, 2009. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010, as amended April 8, 2010, stated that, as of December 31, 2009, Management believed that the Company maintained effective control over financial reporting. Grant Thornton’s report as of that same date included with the Form 10-K also contained its opinion that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009.

Since the filing of the Original 8-K, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company provided Grant Thornton a copy of this Form 8-K/A prior to its filing with the Securities and Exchange Commission. Grant Thornton has provided the Company with a letter dated March 19, 2004, addressed to the Commission, stating whether or not it is in agreement with the statements contained herein. A copy of such letter is filed as Exhibit 16.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1     Letter from Grant Thornton LLP to the Securities and Exchange Commission dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 5, 2010	CENTER FINANCIAL CORPORATION

	By:	/s/ LONNY D. ROBINSON
Lonny D. Robinson
Executive Vice President and Chief Financial Officer

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